[FNB Corporation Letterhead]





March 31, 2005



Dear Fellow Shareholders:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of FNB Corporation. The meeting will be held at 2:00 p.m. on Tuesday, May 10, 2005 at The Event Centre, located at 1655 Roanoke Street, Christiansburg, Virginia, with a reception following the business meeting. I encourage you to take this opportunity to visit with your fellow shareholders.

As described in the enclosed materials, we will take action at the meeting to elect directors and ratify the appointment of Brown Edwards & Company, L.L.P. as our independent registered public accounting firm for 2005. During the meeting, we will also present information regarding the condition and performance of FNB Corporation and its affiliates, and you will have an opportunity to inquire about matters of interest to all shareholders.

Please sign, date, and return the enclosed proxy card by Friday, April 29. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and your vote recorded. If you attend the Annual Meeting in person, and we hope you will be able to, you can revoke your proxy any time before it is voted. For your convenience, a map to the meeting site is printed on the back of the proxy statement.

I look forward to seeing you at the meeting, and thank you for your continued support.

Sincerely,



William P. Heath, Jr.
President and CEO

                               FNB CORPORATION
                               105 Arbor Drive
                        Christiansburg, Virginia 24073



                 NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS


                           To Be Held May 10, 2005


The 2005 Annual Meeting of Shareholders of FNB Corporation will be held at The Event Centre, located at 1655 Roanoke Street, Christiansburg, Virginia, at 2:00 p.m. on Tuesday, May 10, 2005 for the following purposes:

1. To elect four Class III directors to serve until the 2008 Annual Meeting of Shareholders;

2. To ratify the appointment of Brown Edwards & Company, L.L.P. as FNB Corporation's independent registered public accounting firm for the year ending December 31, 2005; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 15, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,



Christine L. Lewis
Secretary

March 31, 2005





                                IMPORTANT NOTICE


Please complete, sign, date, and return the enclosed proxy card in the accompanying postage-paid envelope to ensure that your shares are voted at the meeting. If you attend the meeting in person, you may withdraw your proxy and vote in person.

                                 FNB CORPORATION
                                 105 Arbor Drive
                          Christiansburg, Virginia 24073



                                 PROXY STATEMENT


                       2005 Annual Meeting of Shareholders
                           To Be Held on May 10, 2005


                              GENERAL INFORMATION


The accompanying proxy is solicited by and on behalf of the Board of Directors (the "Board") of FNB Corporation (the "Corporation") in connection with the 2005 Annual Meeting of Shareholders (the "Annual Meeting") to be held at The Event Centre, at 1655 Roanoke Street, Christiansburg, Virginia, at 2:00 p.m. on Tuesday, May 10, 2005. The approximate mailing date of this proxy statement and accompanying proxy card is March 31, 2005.


Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it at any time before the proxy is exercised, by filing a written notice with the Secretary of the Corporation at the above address, or by submitting a proxy bearing a later date. Shareholders also may revoke their proxies by attending the Annual Meeting and requesting to vote in person. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. If a shareholder specifies how the proxy is to be voted with respect to any proposal for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify with respect to a proposal, the proxy will be voted FOR the director nominees named in proposal 1 and FOR ratification of the appointment of Brown Edwards & Company, L.L.P. in proposal 2, as set forth in the accompanying notice and further described herein.


Voting Rights of Shareholders

Only those shareholders of record at the close of business on March 15, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the close of business on the record date, 7,283,433 shares of the Corporation's common stock were outstanding and entitled to vote at the Annual Meeting. The Corporation has no other class of stock outstanding.

A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Shareholders of the Corporation do not have cumulative voting rights. Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. Approval of any other matter requires an affirmative vote of a majority of the shares cast on the matter. Thus, although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customer) are counted for purposes of determining the presence or absence of a quorum, they are generally not counted for purposes of determining whether a proposal has been approved and, therefore, have no effect.


Solicitation of Proxies

The Corporation will pay all costs for this proxy solicitation. Proxies are being solicited by mail, and also may be solicited by directors, officers, and employees of the Corporation in person, by telephone, or by mail. Officers, directors, and employees of the Corporation will not receive special compensation for their solicitation activities. The Corporation will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable expenses in sending these proxy materials to the beneficial owners of the Corporation's common stock for which they are record holders.


Security Ownership of Certain Beneficial Owners and Management

The following table shows, as of March 1, 2005, the beneficial ownership of the Corporation's common stock of each director, director nominee, director consultant, and executive officer named in the summary compensation table; and of all directors, director nominees, director consultants, and executive officers of the Corporation as a group. The Corporation knows of no person or group that beneficially owned more than five percent of the outstanding shares of the Corporation's common stock as of March 1, 2005.


                     Amount and Nature of Beneficial Ownership
                                             Exercisable            Percent of
Name                      Shares (1) (2)     Options (3)            Class
Daniel A. Becker             1,973 (4)         1,431                     *
Hugh H. Bond                21,079               --                      *
Kendall O. Clay             23,827 (5)         7,393                     *
Glen C. Combs (6)           19,847 (7)         5,743                     *
Douglas Covington            2,600             7,393                     *
Beverley E. Dalton             928               900                     *
Daniel D. Hamrick            9,306 (8)         7,393                     *

William P. Heath, Jr.        1,034             1,875                     *
F. Courtney Hoge             9,049             9,126                     *
Keith J. Houghton            1,873 (9)         1,431                     *
Steven D. Irvin              9,645 (10)        6,863                     *
Duane E. Mink                  209               --                      *
R. Bruce Munro               1,994 (11)          265                     *
Harold K. Neal              76,025 (12)          --                  1.04%
B.L. Rakes (13)             23,437 (14)       23,584                     *
Raymond D. Smoot, Jr.        5,364 (15)        6,165                     *
Charles W. Steger            2,096 (16)        3,683                     *
Carl E. Tarpley, Jr.        17,410 (17)          --                      *
Litz H. Van Dyke (18)       16,372 (19)          --                      *
Jon T. Wyatt                31,452 (20)        3,683                     *
All directors, director
nominees, director
consultants, and
executive officers
as a group (23
persons) (21)              290,188 (22)       89,632 (23)            5.21%


(1) Except as otherwise indicated, each director, director nominee, director consultant, or executive officer has sole voting and investment power with respect to the shares shown.
(2) Includes shares allocated to employees pursuant to the Corporation's Employee Stock Ownership Plan (the "ESOP"). Participants in the ESOP have shared voting power and no investment power (other than in accordance with the diversification rules of the ESOP) over the shares held in the ESOP. Does not include shares that have not yet been allocated to employees pursuant to the ESOP for 2004.
(3) Includes options that will become exercisable within 60 days of March 1, 2005.
(4) Includes 1,492 shares held in the ESOP that have been allocated to Mr. Becker through December 31, 2003.
(5)   Includes 283 shares held by Mr. Clay's spouse.
(6)   Appointed to the Corporation Board effective April 28, 2005.
(7) Includes 6,334 shares held by Mr. Combs' spouse in an individual retirement account (an "IRA").
(8) Includes 1,810 shares held by Mr. Hamrick's spouse, and 306 shares held by immediate family members living at the same address.
(9) These 1,873 shares are held in the ESOP and represent all shares held therein that have been allocated to Mr. Houghton through December 31, 2003.

(10) Includes 730 shares held by Mr. Irvin's spouse in an IRA, and 263 shares held for the benefit of Mr. Irvin's son in accordance with the Virginia Uniform Gift to Minors Act.
(11) These 1,994 shares are held in the ESOP and represent all shares held therein that have been allocated to Mr. Munro through December 31, 2003.
(12)  Includes 2,562 shares held by Mr. Neal's spouse in an IRA.
(13)  Director consultant.
(14)  Includes 7,027 shares held by Mr. Rakes' spouse in an IRA.
(15) Includes 200 shares held by an immediate family member living at the same address.
(16)  Includes 530 shares held by Dr. Steger's spouse.
(17) Includes 227 shares held in the ESOP that have been allocated to Mr. Tarpley through December 31, 2003, and 4,965 shares held in a 401(k) plan.
(18)  Resigned effective September 21, 2004.
(19) Includes 9,176 shares held in the ESOP that were allocated to Mr. Van Dyke through December 31, 2003, and 473 shares held by his spouse.
(20)  Includes 11,885 shares held by Mr. Wyatt's spouse.
(21) Includes shares held by Gregory W. Feldmann, EVP/Director of Corporate Banking and Alternate Business Lines and President/CEO of FNB Salem Bank & Trust; Kay O. McCoy, EVP/Director of Retail Banking; and Wooddell B. Nester, EVP/Chief Systems Officer.
(22) Mr. Feldmann holds 2,200 shares directly, 2,000 of which are restricted shares that vest in equal increments over four years beginning on August 26, 2005 and ending on August 26, 2008. Ms. McCoy's 926 shares are held in the ESOP and represent all shares held therein that have been allocated to her through December 31, 2003. Mr. Nester beneficially owns 741 shares directly, and has 10,801 shares in the ESOP that represent all shares held therein that have been allocated to him through December 31, 2003.
(23) Includes 1,325 options exercisable by Ms. McCoy, and 1,379 options exercisable by Mr. Nester.

      * Less than one percent of the Corporation's total outstanding common stock.


Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers, and any 10 percent beneficial owners of the Corporation's common stock to file reports concerning their ownership of and transactions in the Corporation's common stock. Based on a review of the reports of changes in beneficial ownership of common stock and written representations made to the Corporation, the Corporation believes that its directors and officers complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 during 2004 with the following exceptions:

     Wooddell B. Nester and R. Bruce Munro each filed an amended Form 3 to report shares held in an ESOP that were inadvertently omitted from their initial beneficial ownership reports on Form 3, which were otherwise timely filed on February 6, 2004;

     Kay O. McCoy and Keith J. Houghton each filed an amended Form 3 to report shares held in an ESOP that were inadvertently omitted from their initial beneficial ownership reports on Form 3, which were otherwise timely filed on August 3, 2004;

     Daniel A. Becker filed an amended Form 4 to report shares held in an ESOP that were inadvertently omitted from his change in beneficial ownership report on Form 4, which was otherwise timely filed on July 29, 2002;

     Carl E. Tarpley, Jr. (i) filed an amended Form 4 to report shares held in an ESOP that were inadvertently omitted from his change in beneficial ownership report on Form 4, which was otherwise timely filed on November 2, 2004, and (ii) also filed an amended Form 4 to report a December 27, 2004 sale of shares formerly held by his spouse; and

     Harold K. Neal reported in his change in beneficial ownership report on Form 5 the inadvertent omission of shares from his initial beneficial ownership report on Form 3, which was otherwise timely filed on September 5, 2003.

                                  PROPOSAL ONE:
                              ELECTION OF DIRECTORS


The Board of Directors is divided into three classes (I, II, and III), with one class being elected every year for a term of three years. The Board currently consists of fourteen directors. There is also one director consultant who does not vote or serve on any committees.

At the 2005 Annual Meeting, B. L. Rakes will have completed his tenure as a director consultant. Also at the 2005 Annual Meeting, Carl E. Tarpley, Jr. will retire from the Corporation's Board; however, he will continue to serve as a director of the Corporation's affiliate, FNB Salem Bank & Trust. In connection with Mr. Tarpley's retirement, the Board adopted a resolution to reduce its membership to thirteen directors immediately following the Annual Meeting.

Director Nomination Process. On January 27, 2005, the Board of Directors reviewed and reaffirmed the Corporation's director nominating procedures established to ensure that the Board consists of qualified directors, a majority of whom are independent in accordance with NASDAQ rules. In this regard, in selecting nominees for consideration by the Board as a whole, it is the responsibility of the independent directors to identify individuals qualified to continue as or to become directors, and to recommend to the Board candidates for election or reelection as directors.

On the recommendation of the independent directors, the Board voted unanimously to amend the Corporation's Bylaws to permit the nomination and election of a current director for one additional three-year term after age 70, when in the best interest of the Corporation.

Upon recommendation of the board of FNB Salem Bank & Trust and the Corporation's independent directors, the Board voted unanimously to appoint Glen C. Combs as a new director of the Corporation effective April 28, 2005, to fill a vacancy created by the retirement of Clark Owen, Jr. on June 30, 2004. Mr. Combs served as a director of the Corporation's affiliate, FNB Southwest, since 1987, prior to FNB Southwest's acquisition by the Corporation in May 2001. A year after its acquisition, FNB Southwest was merged with and into FNB Salem Bank & Trust, and Mr. Combs became a director of FNB Salem Bank & Trust at that time. The directors of FNB Salem Bank & Trust voted unanimously to appoint Mr. Combs as chairman of their board, effective April 21, 2005, in anticipation of the retirement of their current chairman, B. L. Rakes, at the 2005 Annual Meeting. As permitted by the Corporation's Bylaws, Mr. Combs will serve simultaneously as chairman of FNB Salem Bank & Trust and as a director of the Corporation.

Director Nominees. Glen C. Combs has been nominated for election as a Class III director of the Corporation to a term expiring at the 2008 Annual Meeting or at such later time as his successor is duly elected and qualified. Douglas Covington, F. Courtney Hoge, and Raymond D. Smoot, Jr. have been nominated for reelection as Class III directors to a term expiring at the 2008 Annual Meeting or until such later time as their successors are duly elected and qualified.

Certain information follows concerning the four nominees for election at the 2005 Annual Meeting, as well as certain information about the other Class I and II directors who will continue in office until the 2006 and 2007 Annual Meetings, respectively. The Board of Directors recommends that you vote "FOR" the election of the director nominees listed.

         Director Nominees to be Elected at the 2005 Annual Meeting


      Class III (To Serve Until the 2008 Annual Meeting of Shareholders)


                             Director    Principal Occupation During Past
Name (Age)                   Since       Five Years

Glen C. Combs (58)            2005       Retired; formerly Vice President,
                                         Acosta Sales

Douglas Covington (70)        1999       President, Radford University

F. Courtney Hoge (64)         2001       Insurance and Financial Planning,
                                         New York Life

Raymond D. Smoot, Jr. (58)    2004       Chief Operating Officer, and
                                         Secretary/Treasurer, Virginia Tech
                                         Foundation, Inc.; formerly Vice
                                         President for Administration and
                                         Treasurer, Virginia Polytechnic
                                         Institute and State University
                                         ("VPI-SU")


                        Directors Continuing in Office


                             Director    Principal Occupation During Past
Name (Age)                   Since       Five Years

      Class I (Serving Until the 2006 Annual Meeting of Shareholders)

Hugh H. Bond (73)             2003       Associate Real Estate Broker, Scott
                                         & Bond, Inc.

Beverley E. Dalton (56)       2002       Owner, English Construction
                                         Company

Daniel D. Hamrick (58)        1996       Attorney, Daniel D. Hamrick, P.C.

William P. Heath, Jr. (60)    2003       President and CEO, FNB Corporation,
                                         since June 2003; President and Chief
                                         Operating Officer, Harbor Bank,
                                         from March 2001 to June 2003;
                                         formerly President and CEO, Virginia
                                         Financial Corporation and Planters
                                         Bank and Trust Company

Steven D. Irvin (46)          2000       Senior Vice President and Director of
                                         Sales, Bankers Insurance LLC;
                                         formerly Vice President, Blue Ridge
                                         Insurance

      Class II (Serving Until the 2007 Annual Meeting of Shareholders)

Kendall O. Clay (62)          1996       Attorney, Kendall O. Clay, P.C.

Harold K. Neal (67)           2003       Retired; formerly President and
                                         CEO, Bedford Bancshares, Inc. and
                                         Bedford Federal Savings Bank

Charles W. Steger (57)        2000       President, VPI-SU; formerly Vice
                                         President, VPI-SU

Jon T. Wyatt (64)             2000       President, Sign Systems, Inc.,


The Board has determined that a majority of its members satisfy the independence requirements of the listing standards of the NASDAQ Stock Market. The independent members of the Board are Hugh H. Bond, Kendall O. Clay, Douglas Covington, Beverley E. Dalton, Daniel D. Hamrick, F. Courtney Hoge, Steven D. Irvin, Raymond D. Smoot, Jr., Charles W. Steger, and Jon T. Wyatt. Glen C. Combs, who joins the Board on April 28, 2005, is also deemed independent under NASDAQ standards.

There are no family relationships among any of the Corporation's directors or executive officers, and none of the directors serves as a director of any other company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934.


                   BOARD OF DIRECTORS AND EXECUTIVE OFFICERS


Board of Directors and Committees of the Board

The Board of Directors of the Corporation held fourteen meetings during 2004. Every director attended at least 75 percent of the meetings of the Board and committees on which he or she served during the year, with the following exceptions: Dr. Douglas Covington, President of Radford University, attended ten of fourteen Board meetings, three of four Audit Committee meetings, and three of five Executive Committee meetings; and Dr. Charles W. Steger, President of Virginia Polytechnic Institute and State University, attended twelve of fourteen Board meetings, two of four Audit Committee meetings, and three of five Executive Committee meetings.

The Corporation currently has standing Executive, Corporate Development, Director School, and Audit Committees, but does not have nominating or compensation committees. A majority of the independent directors on the Board functions in the capacity of a nominating and a compensation committee, as permitted by NASDAQ rules.

The Executive Committee met five times in 2004. The members of the committee are Directors Hamrick (Chair), Covington, Dalton, Neal, Steger, and Wyatt. The Executive Committee is authorized, between meetings of the Board, to exercise the authority of the Board to the extent not prohibited by law, regulation, Corporation policy, or resolution of the Board.

The Corporate Development Committee met three times in 2004. The members of the committee are Directors Irvin (Chair), Hamrick, Neal, Tarpley, and Wyatt. Principally, the Corporate Development Committee evaluates expansion opportunities and oversees organizational development.

The Director School Committee hosted a two-day educational session for the Corporation's Board in 2004, but held no other meetings of the committee during the year. The members of the committee are Directors Dalton (Chair), Bond, Hoge, Irvin, and Tarpley. The Director School Committee plans and conducts director orientation and education programs for the Corporation's Board, and provides appropriate support for affiliate bank boards.

The Chairman of the Board and President and CEO, by virtue of their offices, may serve as voting members of all committees, except that the President and CEO may not serve as an Audit Committee member or vote on director nomination or executive officer compensation matters.

Audit Committee. Current members of the Audit Committee are Directors Hoge (Chair), Bond, Covington, Smoot, and Steger. The Board of Directors has determined that all of the members of the Audit Committee satisfy the independence and financial literacy requirements for audit committee members under the listing standards of the NASDAQ Stock Market and applicable SEC regulations. In addition, at least one member of the Audit Committee has past employment experience in finance or accounting or comparable experience which results in the individual's financial sophistication. The Board has further determined that Dr. Smoot qualifies as an "audit committee financial expert" within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002.

The Audit Committee assists the Board in fulfilling its oversight responsibilities for the Corporation's accounting and financial reporting processes and audits of the financial statements of the Corporation. The purpose of the committee is to monitor (1) the integrity of the Corporation's financial statements, (2) the independence and qualifications of the Corporation's independent registered public accounting firm, (3) the Corporation's compliance with legal and regulatory requirements, (4) the performance of the Corporation's internal audit function, (5) the performance of the Corporation's independent registered public accounting firm, and (6) the Corporation's system of internal controls. During 2004, the Audit Committee met four times.

Nominations. The Board of Directors does not currently have a standing nominating committee; however, as described earlier, a majority of the independent directors on the Board functions in the capacity of a nominating committee, as permitted by NASDAQ rules, and evaluates and selects the individuals to recommend to the full Board for nomination for election to the Board of Directors. The independent directors who currently participate in the consideration of director nominees are Directors Bond, Clay, Covington, Dalton, Hamrick, Hoge, Irvin, Smoot, Steger, and Wyatt, each of whom is "independent" under the listing standards of the NASDAQ stock market. Glen C. Combs is also deemed independent under NASDAQ standards and will participate in future consideration of director nominees.

Although the Board does not have a written nominating charter, formal director nominating procedures were adopted on January 29, 2004 to ensure that the Board continues to be comprised of qualified directors, a majority of whom are independent in accordance with NASDAQ rules. To that end, the procedures establish the following general guidelines for assessing the qualifications of candidates:

     At all times, a majority of the directors must be independent. In selecting candidates, the independent directors will consider the goal of having more than a majority of the Board consist of independent directors. In assessing independence, consideration will be given to the requirements of the NASDAQ Stock Market rules and such other factors as they deem advisable.

     All directors should have business experience that makes them qualified to serve as a director of the Corporation. To this end, a majority of the directors should be active or retired senior executives (or the equivalent) of other companies, educational institutions, governmental agencies, service providers, or non-profit organizations. A director may not be a director or employee of, or a consultant to, any competitor of the Corporation (i.e., a bank or other institution that provides financial services within the same geographic area as does the Corporation).

     In considering candidates, the independent directors must consider the candidates' other obligations and time commitments and their ability to attend meetings in person.

     To avoid potential conflicts of interest, interlocking directorships will not be allowed. Interlocking directorships are deemed to occur if a senior executive officer of the Corporation serves on the board or as a trustee of a company or institution that employs one or more Corporation directors (i.e., reciprocal directorships).

     All individuals recommended for appointment to the Board must also meet the eligibility requirements specified in the Corporation's Bylaws.

While there are no formal procedures for shareholders to submit director recommendations, the independent directors will consider candidates recommended by shareholders in writing. Such written submissions should include the name, address, and telephone number of the recommended candidate, along with a brief statement of the candidate's qualifications to serve as a director. All such shareholder recommendations should be submitted to the attention of the Secretary of FNB Corporation at the Corporation's principal office, located at 105 Arbor Drive, Christiansburg, Virginia 24073; and must be received by December 1, 2005 in order to be considered by the independent directors for the next annual election of directors. Any candidates recommended by a shareholder will be reviewed and considered in the same manner as all other director candidates considered by the independent directors.

In accordance with the Corporation's Bylaws, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as director(s) at an annual meeting if the nomination is made in writing. Any such shareholder nominations must be received by the Secretary at the Corporation's principal office in Christiansburg, Virginia on or before December 1, 2005.

In order to be valid, a shareholder nomination must set forth (1) the name and address, as they appear on the Corporation's books, of the shareholder nominating the candidate; (2) the number of shares of the Corporation's stock beneficially owned by the shareholder; (3) the name, age, business address, and residence address of the nominee; (4) the principal occupation or employment of the nominee; (5) the number of shares of the Corporation's stock beneficially owned by the nominee, if any; (6) a description of all arrangements or understandings between the shareholder and the nominee and any other persons pursuant to which the shareholder is making the nomination; and
(7) any other information required to be disclosed in solicitations of proxies for election of directors, or information otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, relating to any person that the shareholder proposes to nominate for election or reelection as a director, including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Compensation. The Board of Directors does not currently have a standing compensation committee; however, the compensation of the CEO and other executive officers is determined by the non-employee directors who are independent under the listing standards of the NASDAQ Stock Market, as permitted by NASDAQ rules.

Compensation of Non-Employee Directors

Monthly Cash Compensation. Non-employee directors of the Corporation and the director consultant generally receive monthly cash compensation of $1,000 for their service to the Board. Kendall O. Clay, Raymond D. Smoot, Jr.,
Glen C. Combs, and Hugh H. Bond receive additional monthly compensation in the amounts of $500, $500, $250, and $250, respectively, in consideration of their added responsibility as chairmen of the boards of FNB Corporation (Clay), First National Bank (Smoot), FNB Salem Bank & Trust (Combs), and Bedford Federal Savings Bank (Bond).

Non-employee directors of the Corporation may defer their cash compensation through participation in a deferred compensation plan sponsored by the Virginia Bankers Association. In 2004, Douglas Covington and Jon T. Wyatt deferred 100 percent of their cash compensation in this manner.

Annual Equity Compensation. The Corporation's 2000 Incentive Stock Plan provides that each non-employee director will receive annually an automatic grant of 300 unrestricted shares of the Corporation's common stock and an automatic grant of 3,500 options to purchase shares of the Corporation's common stock, subject to the plan committee's discretion to make smaller awards. In the past few years, the plan committee has exercised this discretion to make smaller automatic awards to non-employee directors. On May 12, 2004, each non-employee director received an automatic annual award of options to purchase 1,200 shares of the Corporation's common stock at $25.60 per share, its fair market value on the date of grant. Each non-employee director also received an automatic award of 235 unrestricted shares of the Corporation's common stock for service from May 2004 until the 2005 Annual Meeting.

Retirement Compensation. Directors of the Corporation who have retired after ten years or more of service have been paid $500 per month for a period of five years following retirement. For directors of the Corporation who have retired with fewer than ten years but at least five years of service, the payment has been prorated on an annual basis at a rate of 10 percent per year, beginning at five years and 50 percent of the $500 amount (i.e., $250 per month).

On December 16, 2004, following an in-depth study of peer and emerging practices, the independent directors of the Corporation voted unanimously to discontinue this practice of compensating retired directors (the "Director Retirement Pay"), effective with respect to all future retirements from the Board.

The Corporation will continue to pay in accordance with prior practice those former directors who have already retired and are currently receiving Director Retirement Pay. After May 2005, only two retired directors will continue receiving Director Retirement Pay. All outstanding commitments to pay retired directors will conclude in May 2007.

Other Compensation. On July 29, 2004, the Corporation's Executive Committee directed Bedford Federal Savings Bank to reimburse Harold Neal, a director of the Corporation, the $10,000 book value he paid to purchase his company car upon retirement as Bedford's President and Chief Executive Officer ("CEO") in 2002. The Executive Committee directed this action in view of other past and planned instances in which Corporation and affiliate CEOs received or will receive their company cars as part of their non-cash retirement compensation.


Director Attendance at Annual Meetings of Shareholders

The Corporation has not adopted a formal policy on Board member attendance at its Annual Meetings of Shareholders, although all Board members are encouraged to attend and, historically, most have done so. All Board members attended the Corporation's 2004 Annual Meeting of Shareholders with the exception of Beverley E. Dalton.


Shareholder Communication with Directors

The Board of Directors has adopted a process to facilitate written communication to directors by shareholders or other interested parties. Persons wishing to contact one or more members of the Board should send correspondence in care of the Corporate Secretary of FNB Corporation, P.O. Box 600, Christiansburg, Virginia 24068-0600.


Interest of Directors and Executive Officers in Certain Transactions

Directors and executive officers of the Corporation (and its affiliate banks), and persons with whom they are associated, have had and expect to have in the future banking transactions with the Corporation's affiliate banks in the ordinary course of their businesses. In the opinion of management of the Corporation, all such loans and commitments for loans (1) were made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the same time for comparable transactions with other persons; (2) were made in the ordinary course of business; and (3) do not involve more than a normal risk of collection or present unfavorable features.

See "Compensation Committee Interlocks and Insider Participation" for information regarding Mr. Hamrick's relationship with the Corporation.


Executive Officers of the Corporation


                             Executive
                             Officer     Principal Occupation During Past
Name (Age)                   Since       Five Years

William P. Heath, Jr. (60)     2003      President and CEO of FNB Corporation
                                         since June 2003; President and Chief
                                         Operating Officer of Harbor Bank from
                                         March 2001 to June 2003; President
                                         and CEO of Virginia Financial
                                         Corporation and Planters Bank and
                                         Trust Company of Virginia prior to
                                         March 2001

Daniel A. Becker (62)          2000      Executive Vice President and Chief
                                         Financial Officer since July 2004;
                                         Senior Vice President and Chief
                                         Financial Officer prior to July 2004

Gregory W. Feldmann (48)       2004      President and CEO of FNB Salem Bank &
                                         Trust since January 2005; Executive
                                         Vice President and Director of
                                         Corporate Banking/Alternate Business
                                         Lines since July 2004; President of
                                         Gryphon Capital Advisors, Inc. and
                                         Managing Director of Gryphon Capital
                                         Partners prior to July 2004

Keith J. Houghton (42)         2004      Executive Vice President and Chief
                                         Risk Officer since September 2004;
                                         Executive Vice President from July
                                         2004 until September 2004; Executive
                                         Vice President and Chief Lending
                                         Officer of FNB Salem Bank & Trust
                                         from August 2002 until July 2004;
                                         Senior Vice President and Manager of
                                         Commercial Banking prior to
                                         August 2002

Kay O. McCoy (53)              2004      Executive Vice President and Director
                                         of Retail Banking since July 2004;
                                         Senior Vice President and Director of
                                         Retail Banking prior to July 2004

Duane E. Mink (72)             2003      Executive Vice President and General
                                         Counsel since January 2005; Senior
                                         Vice President and General Counsel
                                         from August 2003 to January 2005;
                                         General Counsel to the Board of
                                         Directors from May 2003 to August
                                         2003; Judge of the Circuit Court for
                                         the 27th Judicial Circuit for the
                                         Commonwealth of Virginia prior to
                                         May 2003

R. Bruce Munro (67)            2004      President and CEO of First National
                                         Bank since September 2004; Executive
                                         Vice President since September 2004;
                                         Executive Vice President and Chief
                                         Risk Officer from July 2004 until
                                         September 2004; Senior Vice President
                                         and Chief Risk Officer from
                                         January 2004 until July 2004;
                                         Senior Vice President and Chief
                                         Credit Administration Officer of
                                         First National Bank prior to
                                         January 2004

Wooddell B. Nester (60)        2004      Executive Vice President and Chief
                                         Systems Officer since July 2004;
                                         Senior Vice President and Chief
                                         Systems Officer from January 2004
                                         until July 2004; Senior Vice
                                         President and Cashier of First
                                         National Bank prior to January 2004


                           EXECUTIVE COMPENSATION


The following table shows the cash and certain other compensation earned in 2004, 2003, and 2002 by the named executive officers, including:

     The Corporation's CEO;

     The four most highly paid executive officers of the Corporation other than the CEO, whose salary and bonus exceeded $100,000 for the year ended December 31, 2004; and

     Litz H. Van Dyke, an executive officer who resigned during 2004, whose salary and bonus compensation during the fiscal year would otherwise have placed him among the four most highly compensated executive officers of the Corporation other than the CEO.


                      Summary Compensation Table

                             Annual Compensation(6)
Name and Principal                  Salary        Bonus
Position                 Year         ($)         ($)(7)
William P. Heath, Jr.    2004       248,000      33,981
President and CEO        2003       144,666      39,138
(1)

Duane E. Mink            2004       126,286        2,771
Executive Vice           2003        75,585        3,834
President and
General Counsel
(2)

Daniel A. Becker         2004       102,204        2,083
Executive Vice           2003        87,287        6,337
President and Chief      2002        68,423        2,410
Financial Officer

Keith J. Houghton (3)    2004       102,201        2,109
Executive Vice
President and Chief
Risk Officer

R. Bruce Munro (4)       2004       109,670        2,107
Executive Vice
President/President
and CEO of First
National Bank

Litz H. Van Dyke         2004       121,013       17,173
Former Executive         2003       158,000       11,413
Vice President and       2002       125,000       16,516
Chief Operating
Officer of FNB
Corporation (5)

                         Summary Compensation Table (Continued)

                                      Long Term Compensation
                                       Awards            Payouts
                              Restricted    Securities
                              Stock         Underlying            All Other
Name and Principal            Award(s)      Options/     LTIP     Compensation
Position              Year       ($)        SARs(#)      Payouts  ($)(8)(9)
William P. Heath, Jr.  2004           --            --        --      17,213
President and CEO      2003           --         7,500        --      16,435
(1)

Duane E. Mink          2004            --           --        --       5,051
Executive Vice         2003            --           --        --          --
President and
General Counsel
(2)

Daniel A. Becker       2004            --           --        --       3,695
Executive Vice         2003            --           --        --       8,238
President and Chief    2002            --        1,060        --       6,441
Financial Officer

Keith J. Houghton (3)  2004            --           --        --       4,088
Executive Vice
President and Chief
Risk Officer

R. Bruce Munro (4)     2004            --           --        --       3,687
Executive Vice
President/President
and CEO of First
National Bank

Litz H. Van Dyke       2004            --           --        --       5,056
Former Executive       2003            --           --        --      15,491
Vice President and     2002            --        4,240        --      13,573
Chief Operating
Officer of FNB
Corporation (5)

(1)   Mr. Heath became President and CEO of the Corporation on June 2, 2003.
(2) Mr. Mink began employment with the Corporation as Counsel to the Board on May 16, 2003.
(3)   Mr. Houghton became an executive officer of the Corporation in 2004.
(4)   Mr. Munro became an executive officer of the Corporation in 2004.
(5)   Mr. Van Dyke resigned effective September 21, 2004.
(6) While some of the named executive officers received certain perquisites or other personal benefits in the years shown, the value of the benefits received by each did not exceed the lesser of either $50,000 or 10 percent of that individual's total annual salary and bonus for any year reported.

(7) Bonus consideration consists of cash payouts to Messrs. Heath, Mink, Munro, Becker, Houghton, and Van Dyke under the Corporation-wide bonus program(s); as well as discretionary bonuses paid to Mr. Heath for 2004 and 2003 performance, and to Mr. Van Dyke for 2004 and 2002 performance, as follows:
      (a) 2004 bonus consideration for Mr. Heath also includes a performance bonus of $10,500 as well as a signing bonus, consisting of an award of 800 unrestricted shares of the Corporation's common stock, valued at $23,380 based on the market price of the stock on the award date of January 29, 2004;
      (b) 2003 bonus consideration for Mr. Heath also includes a signing bonus, consisting of an award of 200 unrestricted shares of the Corporation's common stock, valued at $5,087 based on the market price of the stock on the award date of June 26, 2003;
      (c) 2004 bonus consideration for Mr. Van Dyke also includes a performance bonus, consisting of an award of 500 unrestricted shares of the Corporation's common stock, valued at $13,855 based on the market price of the stock on the award date of March 19, 2004; and
      (d) 2002 bonus consideration for Mr. Van Dyke also includes a performance bonus of $10,000 plus 4,240 options to purchase Corporation common stock at $17.35 per share, based on the market price of the stock on the award date of January 24, 2002. Both the number of options awarded and the option price are adjusted for the six percent stock dividend issued subsequently on March 8, 2002.
(8) ESOP compensation data for 2004 is not yet available. For 2003, the amount for Mr. Van Dyke has been adjusted to include the actual contribution on his behalf to the Corporation's ESOP. For 2003 and 2002, the amounts for Mr. Becker include the actual contributions on his behalf to the Corporation's ESOP.
(9) All other compensation in 2004 consists of a $9,000 reimbursement to Mr. Heath for relocation and temporary housing expenses, as well as matching 4 percent contributions to the Corporation's 401(k) plan, as follows, on behalf of: Mr. Heath, $8,213; Mr. Mink, $5,051; Mr. Munro, $3,687; Mr. Becker, $3,695; Mr. Houghton, $4,088; and Mr. Van Dyke, $5,056.


Stock Options

No stock options were granted to the Named Executive Officers during 2004. The following table shows stock options exercised by the Named Executive Officers during 2004.


      Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
                               Option Values

                                           Number of
                                           Securities         Value of
                                           Underlying         Unexercised
                 Shares                    Unexercised        In-the-Money
                 Acquired                  Options at         Options at
                 On           Value        12/31/04 (#)       12/31/04 ($)
                 Exercise     Realized     Exercisable/       Exercisable/
Name             (#)          ($)          Unexercisable      Unexercisable
William P.
   Heath, Jr.       --          --         1,875/5,625         5,747/17,241
Duane E.
   Mink             --          --            --/--               --/--
R. Bruce
   Munro           795      11,869           265/--            3,428/--
Daniel A.
   Becker           --          --         1,166/530          14,133/5,907
Keith J.
   Houghton         --          --         1,166/530          14,133/5,907
Litz H.
  Van Dyke       4,770      54,087            --/--               --/--

Report on Executive Compensation

Compensation Review and Adjustment. The independent directors of the Board establish the compensation of the Corporation's CEO and other named executive officers (the "NEOs"). The independent directors review all components of compensation for the Corporation's executive officers, including salary, bonus, equity and long-term incentive compensation, perquisites, and other personal benefits.

Based on a review of 2004 data, the independent directors found the total compensation of the CEO and NEOs to be reasonable and not excessive when compared to compensation paid by comparably-sized financial institutions in the Corporation's general geographic location. The independent directors also found the relative difference between CEO and NEO compensation to be appropriate. The CEO's total compensation is presently in the range of 2 to
2.5 times that of the next highest paid executive officer.

Adjustments in salary are determined based on a number of factors including individual performance, the financial performance of the Corporation, and the compensation paid to persons in comparable positions within the industry. In particular, the independent directors consider reports on executive compensation paid by peer companies, such as that prepared by the Virginia Bankers Association.

As part of the evaluation of the CEO's individual performance, the independent directors consider the Corporation's return on equity, return on assets, earnings performance, and growth in assets, as well as affiliate bank loan and deposit growth, credit quality, and safe and sound operation. The progress of the Corporation toward meeting its strategic objectives; the Corporation's ability to attract, maintain, and develop executive talent for management succession; and other appropriate indicators of effective leadership are also factors.

Changes in NEO compensation for 2005 were disclosed on a Form 8-K filed on March 2, 2005. Pursuant to the CEO's amended contract, filed with the SEC as an exhibit to the Corporation's 10-K on March 15, 2005, the CEO's salary for 2005 is unchanged from 2004.

CEO Compensation Package. In June 2003, the Board established a compensation package for William P. Heath, Jr. that included incentives for the standards of performance described above. The package was established in accordance with Mr. Heath's prior experience and the compensation paid to persons in comparable positions within the industry, with due consideration given to the compensation paid to other Corporation executives, including the former President and CEO. The package was also consistent with the Board's belief that equity-based incentive awards promote the long-term growth of the Corporation.

As part of his 2003 compensation package, Mr. Heath was entitled to receive 1,000 unrestricted shares of the Corporation's common stock. In June 2003, Mr. Heath received 200 of these shares; and, in January 2004, he received the remaining 800 shares.

Mr. Heath's compensation package also includes the potential to receive a cash incentive bonus that is allocated based on the Corporation's achievement of target performance criteria, as well as a subjective evaluation of his accomplishments in management development; in community, industry, regulatory, and shareholder relations; and in other categories of current relevance as determined by the independent directors from time to time. In 2004, the independent directors awarded Mr. Heath a bonus of $10,500. Of this amount, $4,500 was awarded based upon the Corporation exceeding budgeted asset growth, and $6,000 was awarded based upon a subjective evaluation by the independent directors of Mr. Heath's 2004 accomplishments.

CEO and NEO Compensation Deliberations. In making the decisions regarding NEO compensation, the independent directors consider input and recommendations from the full Board of Directors, including the CEO. In making the decisions regarding CEO compensation, the independent directors consider input and recommendations from the full Board of Directors, except that the CEO is not present for these discussions or deliberations. The following directors participated in the decisions regarding the compensation of the CEO and the
NEOs: Hugh H. Bond, Kendall O. Clay, Douglas Covington, Beverley E. Dalton, Daniel D. Hamrick, William P. Heath, Jr., F. Courtney Hoge, Steven D. Irvin, Harold K. Neal, Raymond D. Smoot, Jr., Charles W. Steger, and Jon T. Wyatt.


Compensation Interlocks and Insider Participation

Daniel D. Hamrick, a Class I director, is the sole member of the law firm of Daniel D. Hamrick, P.C. The Corporation engaged Mr. Hamrick's law firm to perform legal services for the Corporation and its affiliate banks during 2004 and expects to continue this engagement during 2005.


Employment and Other Agreements

Employment. In June 2003, the Corporation entered into an employment agreement with William P. Heath, Jr. that was amended in December 2004. This amended agreement (the "2005 Agreement") was filed as an exhibit to the Corporation's 10-K on March 15, 2005. The 2005 Agreement provides for Mr. Heath's employment as President and CEO of the Corporation until December 31, 2005. Thereafter, Mr. Heath's employment will be automatically renewed each year for additional one-year employment terms unless either party, by written notice no later than 90 days prior to the expiration of an employment term, elects not to renew. Mr. Heath's salary and benefits are subject to adjustment by the independent directors from time to time, in accordance with the 2005 Agreement.

Should Mr. Heath's employment not be renewed, or should it be terminated in the Corporation's discretion without cause, Mr. Heath is entitled under the 2005 Agreement to receive earned and accrued but unpaid salary, benefits, and incentive compensation through the date of the termination notice, as well as severance compensation in the form of continued payment of his salary for a period of not less than one year. Should Mr. Heath's employment be terminated by the Corporation for cause, he is entitled to receive no severance benefits. The 2005 Agreement further provides for certain severance benefits in the event of a "change in control" of the Corporation followed by termination of his employment. In such event, Mr. Heath is entitled to receive the equivalent of two times the annual base salary he is receiving at the time of termination of employment, in accordance with applicable provisions of the 2005 Agreement. In 2005, Mr. Heath's annual base salary is $248,000.

The NEOs have no written employment agreements with the Corporation. Their employment with the Corporation is at will.

Change In Control. Daniel A. Becker, Keith J. Houghton, and R. Bruce Munro do have change in control agreements with the Corporation and/or its affiliate, the form of which has been attached as an exhibit to the Corporation's Exchange Act filings and fully described in the Corporation's proxy materials. Each agreement provides that, in the event of the termination of employment within 12 months of a change in control, these individuals are entitled to receive the equivalent of 12 months of salary and benefits, calculated as of the time of the change in control. Should an individual accept employment with a financial institution situated within 50 miles of Christiansburg, however, the salary and benefits would be reduced by the value of the salary and benefits received from the new employer. In 2005, the annual salaries for Messrs. Becker, Houghton, and Munro are $122,720, $119,600, and $145,600, respectively.

By agreement with recipients of incentive and non-qualified stock options under the Corporation's 2000 Incentive Stock Plan, all options awarded that have not yet expired may be exercised in whole or in part after a change in control occurs.

Severance. All full-time employees of the Corporation in qualifying termination circumstances are entitled to severance pay and a continuation of health insurance coverage during the severance pay period under the Severance Pay Plan for FNB Corporation and Affiliates, which was filed as an exhibit to the Corporation's 10-K on March 15, 2005. The amount of severance pay to which qualifying employees are entitled is based upon salary and length of service. For example, exempt employees with at least six consecutive months but not more than one year of employment are entitled to four weeks of severance pay, while those with more than one year of employment as of the date of termination receive four weeks plus one additional week per full year of employment, with total severance pay not to exceed 26 weeks. As specified in the plan document, a full-time employee will not qualify for this benefit if he or she retires or voluntarily resigns; is offered but declines a position with comparable base pay and benefits at any location within 50 miles of the prior location of employment; if employment is terminated as a result of unsatisfactory conduct or performance, as determined by the Corporation in its sole discretion; or if he or she is a party to an employment agreement or change in control agreement with the Corporation which provides for severance or other benefits as a result of termination of employment or change in control. Duane E. Mink, who does not have a change in control agreement with the Corporation, became an exempt employee of the Corporation in May 2003 and is entitled to severance pay under the plan. In 2005, his annual base salary is $135,000.

Post-Retirement Consulting and Non-Compete. On occasion, when a retiring officer's expertise is particularly valuable to the Corporation, the Corporation may enter into a post-retirement consulting arrangement with such retiring officer in order to continue to benefit from the officer's advice and recommendations. The Corporation currently has two such post-retirement consulting arrangements in place with former officers.

The post-retirement arrangement with Samuel H. Tollison, retired President and CEO of the Corporation, generally provides for payment of $100,000 annually for his consulting services and for his agreement not to compete. In 2004, total payment under this arrangement amounted to $100,000. In 2005, total payment is expected to amount to $100,000. The arrangement terminates in December 2005.

For his consulting services and agreement not to compete, and in lieu of a supplemental executive retirement plan that had been contemplated by Salem Bank & Trust at the time of its acquisition by the Corporation, the post-retirement arrangement with Clark Owen, Jr., retired President and CEO of FNB Salem Bank & Trust, generally provides for payment of $77,000 for the period between July 1, 2004 and June 30, 2005; payment of $82,000 per year for the period between July 1, 2005 and November 10, 2007; and payment of $31,400 per year for the period between November 11, 2007 and June 30, 2019. In 2004, payment under this arrangement amounted to $38,500. In 2005, total payment is expected to amount to $79,500. The arrangement with Mr. Owen will terminate on June 30, 2019. Additionally, in connection with his retirement on June 30, 2004, Mr. Owen received a one-time payment of $5,000 and was transferred title to his company car, which was valued at $10,675.

                               PERFORMANCE GRAPH

The following graph compares the yearly cumulative total return to shareholders of FNB Corporation's common stock over a five-year period (beginning December 31, 1999 and ending on December 31, 2004) to the returns of the NASDAQ Stock Index and to an Independent Bank Index. This presentation assumes that $100 was invested in shares of the Corporation and the two indices on December 31, 1999, and that dividends reinvested were immediately invested in additional shares. The graph plots the value of the initial $100 investment at one-year intervals from December 31, 1999 through December 31, 2004.

The NASDAQ Stock Index is, in the opinion of management, a broad market index that includes more stocks with market capitalization similar to that of the Corporation than the Standard and Poor's 500 Stock Index.

The Independent Bank Index is, in the opinion of management, a more relevant standard by which community bank holding companies should measure their own performance because the peer group is comprised of companies that are closer in size and style of doing business. Furthermore, this index more closely reflects the actual trading patterns of community bank stocks.

There can be no assurance that the Corporation's stock performance in the future will continue with the same or similar trends depicted in the following graph.


              [Graph included in proxy sent to shareholders]

                          1999     2000     2001     2002     2003     2004
FNB Corporation            100       83      106      136      175      171
Independent Bank
  Index *                  100       94      114      141      190      221
NASDAQ Stock Index         100       60       48       33       49       54

* The Independent Bank Index is the compilation of the total return to shareholders over the past five years of the following group of 22 independent community banks located in the southeastern states of Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia, and West
Virginia: Auburn National Bancshares, Inc.; United Security Bancshares, Inc.; TIB Financial Corporation; Seacoast Banking Corporation; Fidelity National Corporation; Southeastern Banking Corporation; Southwest Georgia Financial Corporation; PAB Bankshares, Inc.; Four Oaks Fincorp, Inc.; Bank of Granite Corporation; FNB Financial Services Corporation; CNB Corporation; Peoples Bancorporation, Inc.; First Pulaski National Corporation; National Bankshares, Inc.; FNB Corporation; American National Bankshares, Inc.; Central Virginia Bankshares, Inc.; Virginia Financial Corporation; C&F Financial Corporation; and First Century Bankshares, Inc.


                                  AUDIT MATTERS


Audit Committee Report

The Board of Directors has a standing Audit Committee that currently consists of Directors Hoge (Chair), Bond, Covington, Smoot, and Steger. Each of these directors meets the current independence and financial literacy requirements for audit committee membership of the listing standards of the NASDAQ Stock Market. The Audit Committee has furnished the following report.

While management has the primary responsibility for the financial statements and the reporting process, including the Corporation's system of internal controls, the Audit Committee monitors and reviews the Corporation's financial reporting process on behalf of the Board. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Committee reviews and reassesses its charter periodically and recommends any changes to the Board for approval. The full text of the Audit Committee Charter is available on the Corporation's website at www.fnbonline.com under "Investor Relations," "Corporate Governance."

The Corporation's independent registered public accounting firm is responsible for performing an independent integrated audit of the Corporation's consolidated financial statements and management's attestation to internal controls over financial reporting, in accordance with the standards of the Public Company Accounting Oversight Board (United States), and issuing a report thereon. The Audit Committee monitors these processes. The Audit Committee does not complete its monitoring prior to the Corporation's public announcements of financial results, however; and, necessarily, in its oversight role, the Audit Committee relies on the work and assurances of (1) the Corporation's management, which has the primary responsibility for the preparation of financial statements and reports, and (2) the Corporation's independent registered public accounting firm that, in its report, expresses an opinion on the conformity of the Corporation's consolidated annual financial statements to generally accepted accounting principles accepted in the United States of America.

In this context, the Audit Committee met and held discussions with management and the Corporation's independent registered public accounting firm, Brown Edwards & Company, L.L.P., with respect to the Corporation's financial statements for the fiscal year ended December 31, 2004. Management represented to the Audit Committee that the Corporation's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.

The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, including its judgments about the quality, not just the acceptability, of the Corporation's accounting principles and underlying estimates in the Corporation's consolidated financial statements; all critical accounting policies and practices to be used; all alternative treatments within generally accepted accounting principles for policies and practices related to material terms that have been discussed with management of the Corporation; and other material written communication between the independent registered public accounting firm and the management of the Corporation, such as any management letter or schedule of unadjusted differences.

In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Corporation and the Corporation's management, and the independent registered public accounting firm provided to the Audit Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) adopted by the Public Company Accounting Oversight Board pursuant to Rule 3600T.

The Audit Committee also discussed with the Corporation's internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

                            F. Courtney Hoge, Chair
                            Hugh H. Bond
                            Douglas Covington
                            Raymond D. Smoot, Jr.
                            Charles W. Steger


Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Brown Edwards & Company for the audit of the Corporation's annual consolidated financial statements for the years ended December 31, 2004 and December 31, 2003, and fees billed for other services rendered by Brown Edwards & Company during those periods. All services reflected in the following table for 2004 and 2003 were pre-approved in accordance with the policy of the Audit Committee of the Board of Directors.

Year Ended December 31,                      2004           2003
Audit Fees                               $171,900       $ 88,285
Audit Related Fees (1)                     41,053         64,133
Tax Fees (2)                               20,400         25,600
All Other Fees (3)                              0         15,608
Total                                    $233,353       $193,626

(1) Includes fees related to the performance of audits and attest services not required by statute or regulations; audits of the Corporation's benefit plans; due diligence related to mergers, acquisitions, and investments; and, for 2003, accounting consultations regarding the application of generally accepted accounting principles to proposed transactions.
(2) Includes fees for preparation of tax returns, as well as tax compliance, tax advice, and tax planning services.
(3) Includes fees for Federal Deposit Insurance Incorporation Improvement Act of 1991 procedures, Federal Home Loan Bank collateral verification audits, and forensic accounting assistance.

The Audit Committee has considered the provision by Brown Edwards & Company of the above non-audit services to the Corporation and has determined that the provision of these services by Brown Edwards & Company is compatible with maintaining that firm's independence from the Corporation.


Audit Committee Pre-Approval Policy

The Audit Committee is responsible for the appointment, compensation, and oversight of the work performed by the Corporation's independent registered public accounting firm. The Audit Committee, or a designated member of the committee, must pre-approve all audit (including audit-related) and permitted non-audit services performed by the independent registered public accounting firm to assure that the provision of such services does not impair the independent registered public accounting firm's independence. The committee has delegated interim pre-approval authority to F. Courtney Hoge, Audit Committee Chair. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management its responsibility to pre-approve services performed by the independent registered public accounting firm.


                                 PROPOSAL TWO:
                          RATIFICATION OF APPOINTMENT
                OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Corporation's Audit Committee has appointed the accounting firm of Brown Edwards & Company, L.L.P. as the Corporation's independent registered public accounting firm for the year ending December 31, 2005. Brown Edwards & Company rendered audit services to the Corporation during 2004. At the Annual Meeting, shareholders will be requested to ratify the appointment by the Audit Committee of Brown Edwards & Company for the year ending December 31, 2005.

The Board of Directors recommends that you vote "FOR" ratification of the appointment of Brown Edwards & Company, L.L.P. as the Corporation's independent registered public accounting firm for the year ending December 31, 2005.

Representatives of Brown Edwards & Company are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.


             SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING


In accordance with the Corporation's Bylaws, if any shareholder intends to present a proposal (other than a director nomination) to be considered for inclusion in the Corporation's proxy materials in connection with the 2006 Annual Meeting, the proposal must be in proper form and must be received by the Corporation's Secretary, at the Corporation's principal office in Christiansburg, Virginia, on or before December 1, 2005.

In addition, if a shareholder intends to present a proposal for action at the 2006 Annual Meeting, the shareholder must provide the Corporation with written notice thereof on or before February 15, 2006. The proxy solicited by the Board of Directors for the 2006 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Corporation has not received notice of such proposal in writing by February 15, 2006, delivered to the Corporation's Secretary.


                                 OTHER MATTERS


The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above. If any other matters should properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

By Order of the Board of Directors,



Christine L. Lewis
Secretary

Christiansburg, Virginia
March 31, 2005



A copy of the Corporation's Annual Report on Form 10-K, including the financial statements for the year ended December 31, 2004, required to be filed with the Securities and Exchange Commission, will be provided by the Corporation without charge upon written request to Daniel A. Becker, Chief Financial Officer, FNB Corporation, P.O. Box 600, Christiansburg, Virginia 24068-0600. You may also obtain a free copy of the Annual Report on Form 10-K by downloading it from our website at www.fnbonline.com under "Investor Relations," "SEC Filings."

              [Map included in proxy sent to shareholders]

                                 FORM OF PROXY
                                FNB CORPORATION

                  Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Daniel D. Hamrick and Steven D. Irvin, jointly and severally, as proxies, with full power to act alone and with full power of substitution, to represent the undersigned and to vote all shares of the Corporation standing in the name of the undersigned as of March 15, 2005 at the Annual Meeting of Shareholders to be held at 2:00 p.m. on Tuesday, May 10, 2005 at The Event Centre, located at 1655 Roanoke Street, Christiansburg, Virginia, or any adjournments thereof, on each of the following matters.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all director nominees and FOR ratification of the appointment of Brown Edwards & Company, L.L.P. as independent registered public accounting firm. If any other matter shall be properly brought before the meeting, the shares represented by this proxy will be voted in the discretion of the proxy agents.

[X] Please mark your votes as in this example.

1. To elect four Class III directors to serve until the 2008 Annual Meeting of Shareholders, or until their successors are elected and qualified, as instructed below.


            [  ] FOR all nominees            [ ] WITHHELD from all nominees.
   (except as marked to the contrary below.)


                         Nominees:  Class III
                                    Glen C. Combs
                                    Douglas Covington
                                    F. Courtney Hoge
                                    Raymond D. Smoot, Jr.


(Instruction: To withhold authority to vote for any nominee, write that nominee's name in the space provided below.)

               -------------------------------------------------

The Board of Directors unanimously recommends that you vote FOR all nominees listed above.

2. To ratify the appointment of Brown Edwards & Company, L.L.P. as the Corporation's independent registered public accounting firm for the year ending December 31, 2005.

       [  ] FOR               [  ] AGAINST               [  ] ABSTAIN

The Board of Directors unanimously recommends that you vote FOR Proposal 2.

3. The transaction of any other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof. The Board of Directors presently knows of no other business to be presented at the Annual Meeting of Shareholders.

Signature ______________________________    Dated: _______________, 2005

NOTE: Please sign your name(s) exactly as shown imprinted hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign, date, and mail your proxy card back as soon as possible!